[***] - Confidential portions of this document have been redacted and filed separately with the Commission.

Exhibit 10.41

Version: 4.1

MASTER REPURCHASE AGREEMENT

BETWEEN

Wells Fargo Bank, N.A., as buyer (“Buyer”)

The Sellers identified on the Addendum, as seller (“Seller”)

The Guarantors, if identified on the Addendum, as guarantor (“Guarantor”)

Dated as of the date set forth in the Addendum

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SCHEDULES

Schedule 1-A - Representations and Warranties with Respect to Purchased Mortgage Loans (Residential)

Schedule 1-B - Representations and Warranties with Respect to Purchased Mortgage Loans (Commercial)

Schedule 2 - Authorized Representatives

EXHIBITS

Exhibit A – Officer’s Compliance Certificate

Exhibit B – Certificate of an Officer of the Seller, including a Form of Resolutions

Exhibit C – Form of Power of Attorney

Exhibit D – Form of Guaranty

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1. Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to sell all right, title and interest (including, without limitation, the Servicing Rights (as hereinafter defined)) in and to the Mortgage Loans (as hereinafter defined) to Buyer in exchange for the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, in exchange for the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement. All sales of Mortgage Loans from Seller to Buyer will be on a servicing-released basis. In addition, the Guarantor agrees to provide the Guaranty (as hereinafter defined) guarantying certain obligations of the Seller.

2. Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acceptable State” means any state acceptable pursuant to the Underwriting Guidelines in which the Seller is licensed to originate Mortgage Loans.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mo1igage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with Fannie Mae servicing practices and procedures, as defined in the Fannie Mae servicing guidelines (including future updates) and as set forth in this Agreement and the Manual.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Addendum” means that certain Addendum hereto, dated as of the date set forth thereon, between the Buyer and the Seller.

“Additional Covenants and Conditions” means the “Other Covenants and Conditions” and the “Financial Covenants of Seller” (to the extent that such covenants are not already specifically set forth in Agreement) set forth in the Addendum.

“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (if approved for purposes of this calculation by Buyer in its sole discretion), minus all intangible assets, including capitalized servicing rights, goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred expenses, prepaid expenses, prepaid assets, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP.

“Adjusted Tangible Net Worth Threshold” means the amount set forth on the Addendum for such term.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Agency” means Freddie Mac or Fannie Mae, as applicable.

“Aggregate Claim Threshold” means the amount set forth on the Addendum for such term.

“Agreement” means, collectively, this Master Repurchase Agreement, the Addendum, and each Schedule and Exhibit hereto and thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Tape” means a remittance report on a monthly basis or requested by Buyer pursuant to Section 16(d) hereof containing servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City.

“Buyer” has the meaning set forth on the first page of this Agreement.

“Buyer’s Margin Amount” means with respect to Transactions in the aggregate as of any date of determination, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for the Transactions.

“Buyer’s Margin Percentage” means, with respect to Transactions in the aggregate as of any date of determination, the percentage obtained by dividing the Market Value of the Purchased Mortgage Loans on the Purchase Date by the Purchase Price on the Purchase Date for the Transactions.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A) the sale, transfer, or other disposition of all or an amount equivalent to 25% or more of any Seller’s or any Guarantor’s assets (excluding any such action taken in connection with any securitization or whole loan transaction); or

(B) the consummation of a merger or consolidation of Seller or Guarantor with or into another entity or any other corporate reorganization, if more than 25% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller or Guarantor immediately prior to such merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral Documents” means the documents in the Mortgage File delivered to the Custodian.

“Collection Account” means one or more accounts established by the Servicer or Seller for the benefit of Buyer or assigned to the Buyer, into which all collections and proceeds on or in respect of the Mortgage Loans shall be deposited by Servicer or Seller and subject to a Collection Account Control Agreement.

“Collection Account Control Agreement” means a blocked account agreement providing the Buyer with control at all times over the Collection Account.

“Combined Loan-to-Value Ratio” or “CLTV” means with respect to any Purchased Mortgage Loan, the ratio of (i)(a) the original outstanding principal amount of the Mortgage Loan, with respect to a Mortgage Loan other than a HELOC, or the original Credit Limit, with respect to a HELOC, and, with respect to any Second Lien Mortgage Loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, plus (b) the unpaid principal balance of any related subordinate mortgage loan or loans secured by the Mortgaged Property, to (ii) the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

“Commercial Loan” means a small-balance commercial real estate loan which is deemed to be acceptable to Buyer in its sole discretion.

“Commercial Loan Limit” means the amount set forth on the Addendum for such term.

“Commercial Loan Margin” means the margin set forth on the Addendum for such term.

“Commercial Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Conforming Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the most recently published underwriting and eligibility criteria of Fannie Mae or Freddie Mac for purchase of Mortgage Loans, as determined by Buyer in its sole discretion.

“Conforming Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Conforming Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Cooperative Corporation” means with respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Cooperative Loan” means a loan that is secured by a first lien on and perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

“Cooperative Loan Limit” means the amount set forth on the Addendum for such term.

“Cooperative Loan Margin” means the margin set forth on the Addendum for such term.

“Cooperative Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Cooperative Project” means, with respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

“Cooperative Shares” means, with respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

“Cooperative Unit” means, with respect to a Cooperative Loan, a specific unit or apartment in a Cooperative Project.

“Credit Limit” means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement.

“Credit Line Agreement” means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.

“Custodial Agreement” means the custodial agreement dated as of the date hereof, between Buyer and Custodian, as the same may be amended from time to time.

“Custodian” means U.S. Bank, National Association or such other party specified by Buyer and agreed to by Seller.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Delivery Date” means any day on which the Buyer, Seller or an agent of the Seller delivers a Mortgage File to the Custodian.

“Dollars” and “$” means dollars m lawful currency of the United States of America.

“Draw” means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Effective Date” means the date set forth on the Addendum.

“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Buyer, Seller, Servicer (if applicable), MERS and MERSCORP, Inc., to the extent applicable as the same may be amended from time to time.

“Escrow Instruction Letter” means the Escrow Instruction Letter from Seller to the Settlement Agent, in the form attached to the Manual, as the same may be modified, supplemented and in effect from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Errors and Omissions Insurance Policy”: An errors and omissions insurance policy to be maintained by the Seller pursuant to Section 13(e).

“Event of Default” has the meaning specified in Section 14 hereof.

“Fannie Mae” means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association or any successor thereto.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Fidelity Bond”: A fidelity bond to be maintained by the Seller pursuant to Section 13(e).

“Fitch” means Fitch, Inc.

“Foreclosed Loan” means a Mortgage Loan, the property securing which has been foreclosed upon by Seller.

“Freddie Mac” means Freddie Mac, the government sponsored enterprise formerly known as the Federal Home Loan Mortgage Corporation or any successor thereto.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“GNMA” means the Government National Mortgage Association and any successor thereto.

“Government Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria of FHA, VA or other Government Authority for purchase of Mortgage Loans, including, without limitation, FHA Loans and VA Loans, as determined by Buyer in its sole discretion.

“Government Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Government Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller, any Guarantor or Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” has the meaning set forth in the Guaranty.

“Guaranty” means the guaranty, in the form of Exhibit D hereto, as supplemented by the Guaranty Addendum, of each Guarantor dated as of the date hereof as the same may be amended from time to time, pursuant to which each Guarantor fully and unconditionally guarantees the obligations of the Seller hereunder.

“Guaranty Addendum” means that certain addendum to the Guaranty, dated as of the date set forth thereon, between the Buyer and the Seller

“HELOC” means a home equity revolving line of credit secured by a mortgage, deed of trust or other instrument creating a second lien on the related Mortgaged Property, which lien secures the related line of credit and (i) that is underwritten in accordance with the Underwriting Guidelines and (ii) that will be sold or securitized by the Seller.

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, as amended, or (b) a “high cost,” “threshold,” “covered,” “abusive,” “high risk” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Income” means with respect to any Purchased Mortgage Loan at any time until repurchased by the Seller, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon, including, without limitation, any insurance proceeds.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; and (j) the amount set forth on the Addendum for such term.

“Indebtedness to Adjusted Tangible Net Worth Ratio” means the ratio set forth on the Addendum for such term.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Individual Claim Threshold” means the amount set forth on the Addendum for such term.

“Interest Only Adjustment Date” means, with respect to each Interest Only Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.

“Interest Only Loan” means a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, interest rate lock agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Buyer or such other party acceptable to Buyer in its sole discretion, which agreement is acceptable to Buyer in its sole discretion.

“Judgment Threshold” means the amount set forth on the Addendum for such term.

“Jumbo Mortgage Loan” means an “A” quality first lien Mortgage Loan which is not eligible for sale to an Agency.

“Jumbo Mortgage Loan Limit” means the amount set forth on the Addendum for such term.

“Jumbo Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Jumbo Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“LIBOR” means the rate determined on the first day of each week by Buyer on the basis of the offered rate for one-month or three-month (as selected on the Addendum) U.S. dollar deposits, as such rate appears on Reuters Screen LIBOR01 Page as of 11 :00 a.m. (London time) on such date (rounded up to the nearest whole multiple of 1/8%); provided that if such rate does not appear on Reuters Screen LIBOR01 Page, the rate for such date will be the rate determined by reference to such other comparable publicly available service publishing such rates as may be selected by Buyer in its sole discretion and communicated to Seller.

Notwithstanding anything to the contrary herein, Buyer shall have the option m its sole discretion, to re-set LIBOR on a daily basis.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan, with respect to a Mortgage Loan other than a HELOC, or the original Credit Limit, with respect to a HELOC, and, with respect to any Second Lien Mortgage Loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

“Manual” has the meaning set forth in Section 17 herein.

“Manufactured Home” means any dwelling unit built on a permanent chassis and attached to a permanent foundation system.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deadline” has the meaning specified in Section 6(b) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Market Value” means, with respect to any Purchased Mortgage Loan as of any date of determination, the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its sole reasonable discretion; provided, however, that the methodology for such determination is consistent with Buyer’s determination with respect to its own portfolio of mortgage loans to which such a determination would be applicable. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) a breach of a representation, warranty or covenant made by Seller in this Agreement (including, without limitation, any representation, warranty or covenant made on a Schedule or Exhibit including, without limitation, Schedule 1-A and Schedule 1-B) with respect to such Purchased Mortgage Loan has occurred and is continuing;

(ii) such Purchased Mortgage Loan is or becomes a Sub-Performing Mortgage Loan;

(iii) such Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement for a period in excess of ten (10) calendar days for a servicing-related issue or twenty (20) calendar days if provided under a bailee letter;

(iv) such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the Maximum Transaction Duration identified on the Addendum for the relevant loan type, provided however, in no event shall a Mortgage Loan be subject to a transaction for greater than 364 days;

(v) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the Wet-Ink Mortgage Loan Document Receipt Date after the related Purchase Date;

(vi) such Purchased Mortgage Loan is no longer acceptable for purchase by the Takeout Investor under any of the flow purchase or conduit programs for which Seller has been approved, or a Takeout Investor conditions the purchase of such Purchased Mortgage Loan and, in Buyer’s sole determination, such conditions demonstrate an impairment of the marketability of such Purchased Mortgage Loan, or, if such Purchased Mortgage Loan has not been offered to a Takeout Investor, Buyer determines that there is a flaw in such Purchased Mortgage Loan which materially impacts the marketability of such Purchased Mortgage Loan; provided that, in the case of a Purchased Mortgage Loan that has not been offered to a Takeout Investor, if Buyer determines that there is a flaw that materially impacts the marketability of such Purchased Mortgage Loan, Buyer shall notify Seller of such flaw and allow the Seller two Business Days to cure such flaw if, in Buyer’s sole determination, allowing Seller time to cure such flaw does not materially impact Buyer’s interests in, or marketability of, such Purchase Mortgage Loan;

(vii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Jumbo Mortgage Loans that are Purchased Mortgage Loans exceeds the Jumbo Mortgage Loan Limit;

(viii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans (including HELOCs, if any) that are Purchased Mortgage loans exceeds the Second Lien Mortgage Loan Limit;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Sub-Prime Mortgage Loans that are Purchased Mortgage loans exceeds the Sub-Prime Mortgage Loan Limit;

(x) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds the Wet-Ink Mortgage Loan Limit;

(xi) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Cooperative Loans that are Purchased Mortgage Loans exceeds the Cooperative Loan Limit;

(xii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Commercial Loans that are Purchased Mortgage Loans exceeds the Commercial Loan Limit; or

(xiii) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Purchased Mortgage Loans exceeds the Maximum Aggregate Purchase Price.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any Seller, any Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of any Seller, any Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, any Guarantor or any Affiliate that is a party to any Program Agreement.

“Maximum Aggregate Purchase Price” means the price set forth on the Addendum for such term.

“Maximum Transaction Duration” means the number of days that a Mortgage Loan can be subject to a Transaction as set forth on the Addendum for such term.

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Designated Mortgage Loan” means a Mortgage Loan for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedures Manual and (b) the Seller has designated or shall promptly designate the Seller as the servicer or subservicer in the MERS System.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“MOM Mortgage Loan” means any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and in the form set forth in the Manual.

“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgage Loan” means, to the extent listed on the Addendum under the heading “Description of Purchased Mortgage Loans and Maximum Transaction Duration”, any Sub-Prime Mortgage Loan, Jumbo Mortgage Loan, Second Lien Mortgage Loan, HELOC, Conforming Mortgage Loan, Government Mortgage Loan, Cooperative Loan or Commercial Loan which is a fixed or floating-rate, one-to-four-family residential or commercial mortgage or home equity loan evidenced by a promissory note and secured by a mortgage. If a type of Mortgage Loan is not listed, such types of Mortgage Loans shall not be purchased by the Buyer hereunder and the sub-limit, pricing and purchase price categories shall be inapplicable.

“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to the Custodian.

“Mortgage Loan Schedule” means with respect to any Transaction as of any date, a mortgage loan schedule in the form of either (a) the schedule attached to the Manual or (b) a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian, which provides information (including, without limitation, the information in the schedule attached to the Manual) relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property (and with respect to any Cooperative Loan, the Cooperative Unit) securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Negative Amortization” means the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

“Net Income” means, for any period and any Person, as determined by Buyer in its sole discretion in accordance with GAAP, the net income of such Person for such period, but excluding extraordinary gains.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Repurchase Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; ( c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

“Officer’s Compliance Certificate” means a certificate of a corporate officer of Seller in the form of Exhibit A hereto.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Post Default Rate” means an annual rate of interest equal to the Pricing Rate plus the Post Default Rate Margin.

“Post Default Rate Margin” means the margin set forth on the Addendum for such term.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Pricing Rate” means a rate per annum equal to the [***]

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[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

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“Processing Agent” shall mean each such Person so designated pursuant to Section 13(jj) hereof.

“Program Agreements” means, collectively, the Servicing Agreement, if any, the servicer notice as described in Section 11 ( d), if any, the Custodial Agreement, this Agreement, the Collection Account Control Agreement, the Seller’s Clearing Account Control Agreement, the Electronic Tracking Agreement, if any, and the Guaranty, if any, and any other agreements entered into in connection herewith between the Buyer and the Seller.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Proprietary Lease” means the lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

“Purchase Commitment” means a written commitment, in form and substance satisfactory to Buyer, issued in favor of Seller by a Takeout Investor pursuant to which that Takeout Investor commits to purchase one or more Mortgage Loans, along with the related correspondent or whole loan purchase agreement by and between Seller and the Takeout Investor, in form and substance satisfactory to Buyer, governing the terms and conditions of any such purchases.

“Purchase Confirmation” means a confirmation of a Transaction, in the form attached to the Manual.

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Mortgage Loans are sold by Seller to the Buyer hereunder.

[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

“Purchase Price” means [***]

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[***] – Confidential portions of this document have been redacted and filed separately with the Commission.

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“Purchased Assets” means the Purchased Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any Property relating to the Purchased Mortgage Loans, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income, all amounts in the Collection Account, all amounts in the Seller’s Clearing Account and the Reserve Account, and any account to which such amount is deposited, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created.

“Purchased Mortgage Loans” means the collective reference to Mortgage Loans sold by Seller to Buyer in a Transaction hereunder, listed on the related Mortgage Loan Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement.

“Qualified Insurer” means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Originator” means an originator of Mortgage Loans which 1s acceptable under the Underwriting Guidelines.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Reporting Date” means the 5th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Repurchase Date” means the date occurring on the earliest of (i) the Termination Date, (ii) the date determined by application of Section 15, (iii) any date determined by application of the respective Maximum Transaction Duration or (iv) any other date communicated by Buyer to Seller in connection with the funding of a Transaction.

“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, on the Repurchase Date or at any other time specified in this Agreement, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Mortgage Loans and the accrued but unpaid Price Differential as of the date of such determination and any fees and expenses charged by the Buyer and payable by the Seller as set forth on Schedule 1 to the Addendum and any custodial fees as set forth on Schedule 2 to the Addendum with respect to such Purchased Mortgage Loans and all other fees and expenses incurred by the Buyer.

“Required Insurance Amount” means the amount set forth on the Addendum for such term.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Account” means an account established at Wells Fargo Bank, N.A. or one of its Affiliates, in the name of the Person set forth on the Addendum and subject to a Reserve Account Control agreement with Buyer which shall at all times contain a balance at least equal to the Reserve Account Threshold, as such amount may be adjusted from time to time by Buyer in its sole discretion, and subject to set off by Buyer with respect to any Obligations.

“Reserve Account Control Agreement” means a blocked account agreement providing the Buyer with control at all times over the Reserve Account.

“Reserve Account Threshold” means the amount set forth on the Addendum for such term.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Second Lien Mortgage Loan” means a Mortgage Loan that is subject to a senior lien on the related Mortgaged Property.

“Second Lien Mortgage Loan Limit” means the amount set forth on the Addendum for such term.

“Second Lien Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Second Lien Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Seller” has the meaning set forth on the Addendum.

“Seller’s Account for Remittance” means an account identified on the Addendum and established in the name of Seller into which Buyer will remit funds in accordance with Section 8 herein.

“Seller’s Acquisition Price” means the price that the Seller paid a third party for a Mortgage Loan in the event that the Seller did not originate such Mortgage Loan.

“Seller’s Clearing Account” means an account established at Wells Fargo Bank, N.A. or one of its Affiliates, in the name of Seller and subject to a Seller’s Clearing Account Control Agreement with Buyer or another insured financial institution, into which certain amounts shall be deposited or withdrawn, which shall at all times contain a balance at least equal to the Seller’s Clearing Account Threshold, as such amount may be adjusted from time to time by Buyer in its sole discretion, and subject to set off by Buyer with respect to any Obligations.

“Seller’s Clearing Account Control Agreement” means a blocked account agreement providing the Buyer with control at all times over the Seller’s Clearing Account.

“Seller’s Clearing Account Threshold” means the amount set forth on the Addendum for such term.

“Servicer” means any servicer approved by Buyer in its sole discretion, which may be Seller or such other third party that has executed a Servicing Agreement and set forth on the Addendum.

“Servicing Agreement” means a separate written agreement with a third party servicer to service the Mortgage Loans.

“Servicing Rights” means contractual possessory or other rights of the Seller or any third party servicer to administer or service the Purchased Mortgage Loans, including, without limitation, the right to collect Monthly Payments.

“Settlement Account” means one or more accounts established at Wells Fargo Bank, N.A. or one of its Affiliates, by and in the name of the Buyer, into which (i) all Income shall be deposited or transferred from the Collection Account and (ii) the Takeout Investor remits funds pursuant to the Purchase Commitment.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyer, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.

“Shipment Order” means an electronically transmitted request for shipment of Collateral Documents, substantially in the form attached to the Custodial Agreement.

“Subordinated Debt” means, Indebtedness of Seller which (i) is unsecured, (ii) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date, (iii) the payment of the principal of and interest on such Indebtedness and other obligations of Seller in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of Seller to Buyer hereunder, (iv) is not encumbered in any manner, (v) does not impose any duties on the Buyer and (vi) all other terms or conditions are acceptable to Buyer. Buyer must specifically approve any Subordinated Debt for purposes of the calculation of Adjusted Tangible Net Worth.

“Sub-Performing Mortgage Loan” means a Mortgage Loan that has been more than thirty (30) days contractually past due.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Sub-Prime Mortgage Loan” means a Mortgage Loan originated in accordance with the criteria established by Buyer for sub-prime mortgage loans, as determined by Buyer in its sole discretion.

“Sub-Prime Mortgage Loan Limit” means the amount set forth on the Addendum for such term.

“Sub-Prime Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Sub-Prime Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Takeout Investor” means any investor pre-approved in writing by Buyer, in its sole discretion, to purchase Mortgage Loans from Seller and who issues a Purchase Commitment relating to a Mortgage Loan. Takeout Investors approved by Buyer are listed in an electronic form by the Buyer or electronically submitted by the Seller to the Buyer.

“Termination Date” has the meaning set forth on the Addendum or such earlier date in the case of an Event of Default hereunder or any other earlier date determined by the Buyer in its sole discretion.

“Test Period” means any calendar quarter.

“Transmittal Letter” means a letter describing a Mortgage Loan delivered or to be delivered to the Custodian hereunder, in the form attached to the Custodial Agreement

“Transaction” has the meaning set forth in Section 1 hereof

“Transaction Request” means a request from Seller to Buyer, in the form attached to the Manual, to enter into a Transaction.

“Trust Receipt” means, with respect to any Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement

“Underwriting Guidelines” means the standards, procedures and guidelines of the Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Seller, which have previously been provided and such other guidelines as are identified and approved in writing by Buyer.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“US Treasury Security” means a negotiable debt obligation issued by the US. government for a specific amount and maturity, with any related income being exempt from state and local tax income tax.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vender loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request, (b) the Mortgage Loan Schedule and (c) any other documents required by the Manual.

“Wet-Ink Mortgage Loan” means a Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof.

“Wet-Ink Mortgage Loan Limit” means the amount set forth on the Addendum for such term.

“Wet-Ink Mortgage Loan Margin” means the margin set forth on the Addendum for such term.

“Wet-Ink Mortgage Loan Purchase Price Percentage” means the percentage set forth on the Addendum for such term.

“Wet-Ink Mortgage Loan Document Receipt Date” means the date that the Custodian receives the Mortgage Loan Documents for a Wet-Ink Mortgage Loan which shall in no event be later than the date set forth on the Addendum

3. Program; Initiation of Transactions

a. From time to time, in the sole discretion of Buyer, Buyer may purchase from Seller all right, title and interest in and to certain Mortgage Loans (including, without limitation, the Servicing Rights) that have been either originated by Seller or purchased by Seller from other originators. The Mortgage Loans shall be sold on a servicing-released basis. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Servicer. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b. With respect to each Transaction, Seller shall provide notice of a proposed sale and comply with the procedures set forth in the Manual. Following receipt of such request, Buyer may enter into such requested Transaction or may notify Seller of its intention not to enter into such Transaction for any reason. In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller may either (a) give Buyer written or electronic authority to correct the computer data, reformat the Mortgage Loans or properly align the computer fields or (b) correct the computer data, reformat or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein.

In the event that the Seller gives Buyer authority to correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields, the Seller shall pay an amount set forth in the fee schedule attached to the Manual and any other direct expenses incurred by Buyer; provided, that upon 30 days’ notice to the Sellers, Buyer may change such computer correction fee. The Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein.

In the event that Seller requires the return of any Collateral Documents, upon its execution of a release pursuant to the terms of the Custodial Agreement, the Buyer may authorize the Custodian to deliver any Collateral Documents to the Seller for correction. The Seller shall be fully liable for any failure or delay in the return or handling of any documents delivered to the Seller in accordance with the terms of such release.

c. Upon the satisfaction of the applicable conditions precedent set forth in Section 9 hereof, all of Seller’s right, title and interest in the Purchased Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller. The Purchased Assets shall be sold by the Seller to the Buyer on a servicing-released basis. In the event that Seller requests that the Buyer remit by wire transfer an amount in excess of the Purchase Price in connection with the purchase of any Mortgage Loans, such excess amount shall be remitted from the Seller’s Clearing Account to the Buyer, provided that such remittance does not leave the Seller’s Clearing Account with less than the Seller’s Clearing Account Threshold. Upon transfer of the Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 15 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File and Records, is vested in Buyer; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

d. With respect to each Wet-Ink Mortgage Loan, by no later than 12:00 noon, (New York City time) on the Wet-Ink Mortgage Loan Document Receipt Date following the applicable Purchase Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Mortgage File.

4. Repurchase

a. Seller shall repurchase the related Purchased Mortgage Loans from Buyer on each related Repurchase Date at the Repurchase Price. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Repurchase Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b. Provided that no Default shall have occurred and is continuing, and Buyer has received the related Repurchase Price upon repurchase of the Purchased Mortgage Loans, Buyer agrees to release its ownership interest hereunder in the Purchased Mortgage Loans (including the Purchased Assets relating thereto) at the request of Seller. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) immediately provide Buyer with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, (ii) remit to Buyer, within one (1) Business Day, the Repurchase Price with respect to such Purchased Mortgage Loans and (iii) provide Buyer a notice specifying each Purchased Mortgage Loan that has been prepaid in full. Buyer agrees to release its ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

5. Price Differential.

The Pricing Rate shall be reset on the first Business Day of each week that a Mortgage Loan is subject to a Transaction.

6. Margin Maintenance

a. If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions is less than the aggregate Buyer’s Margin Amount for all such Transactions (such event, a “Margin Deficit”), then Buyer may, by notice to Seller, require Seller to transfer to Buyer, cash within one (1) Business Day of such notice by Buyer, so that the cash and aggregate Market Value of the Purchased Mortgage Loans will thereupon equal or exceed the aggregate Buyer’s Margin Amount (such requirement upon such notice, a “Margin Call”), provided that, notwithstanding the foregoing, Buyer may determine the Market Value and any related Margin Deficit on an individual Mortgage Loan basis.

b. Notice delivered pursuant to Section 6(a) may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller. Any late payments shall accrue interest at the Post Default Rate.

c. In the event that a Margin Deficit exists or any other funds are due and payable to Buyer, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder or exercise control over any funds in the Seller’s Clearing Account and remit such funds to the Settlement Account, which funds shall be held and applied by Buyer against such Margin Deficit, may be applied by Buyer against amounts due and owing, or any shortfall, with respect to any Purchased Mortgage Loan. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7. Income Payments

a. If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer and shall be deposited in the Collection Account by either the Seller or the applicable Servicer. All deposits contained in the Collection Account (other than any Income relating to prepayments of principal in full which will be paid in accordance with Section 7(d) below) will be transferred to the Settlement Account on a bimonthly basis in accordance with Section 11 ( c) or by the Buyer at any other time.

b. Prior to an Event of Default, upon the termination of any Transaction, Buyer shall apply payments received by a Takeout Investor or otherwise, including those payments contemplated in Sections 6(a) and 7(a) above, as follows (provided that Buyer shall have no obligation to apply payments in the event that it is unable to identify the Mortgage Loans to which such payments correspond or there are insufficient funds in the Settlement Account or the Seller’s Clearing Account, and the related Repurchase Price will continue to accrue interest as if no payment had been made):

First, to the payment of the outstanding Repurchase Price owed by the Seller under this Agreement;

Second, to the payment of related costs and expenses owed under this Agreement, including reasonable compensation to Buyer’s agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Buyer in connection therewith;

Third, to the payment of all other amounts owed by the Seller under this Agreement;

Fourth, to the payment of any other amounts owed by the Seller or any Affiliate to the Buyer under any other instrument or agreement, in accordance with Section 24;

Fifth, to the Servicer, if and only if such party is a third party, costs and fees it is entitled to under the related Servicing Agreement; and

Sixth, to the Seller, any remainder, by remittance to the Seller’s Clearing Account.

c. In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Buyer may, in its sole discretion, distribute to Seller its share of Income received with respect to each Purchased Mortgage Loan after all obligations under this Agreement have been paid in full.

d. Seller shall, or cause Servicer to, deposit within two (2) Business Days of the receipt of any prepayment of principal in full into the Collection Account, with respect to a Purchased Mortgage Loan. Buyer shall apply any such amount to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

e. Notwithstanding anything to the contrary set forth herein, to the extent that any Income (excluding principal prepayments in full) is not deposited in the Collection Account, upon notice by Buyer to Seller, Seller shall immediately remit to the Settlement Account all such Income received by Servicer or Seller on the Purchased Mortgage Loans.

8. Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by the Seller or the Takeout Investor hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the Settlement Account or such other account as Buyer shall specify to Seller or Takeout Investor in writing. Seller acknowledges that it has no rights of withdrawal from the Settlement Account. All Purchased Mortgage Loans shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer in the Settlement Account after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day. From time to time, the Seller may request in writing that a wire transfer be made from the Seller’s Clea1ing Account and Buyer may approve such request (based on the Seller’s Clearing Account Threshold and any other amounts that are currently due and payable under this Agreement). Upon approval of such a request, the Buyer will remit funds to Seller’s Account for Remittance.

9. Conditions Precedent

a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by each Seller, each Guarantor and each other party thereto:

(1) Program Agreements. The Program Agreements (including without limitation the Guaranty, and a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Purchased Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3) Organizational Documents. A certificate of an officer of Seller substantially in the form of Exhibit B hereto, attaching ce1iified copies of Seller’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4) Good Standing Certificate. If requested by Buyer, a certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date which is 10 Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5) Incumbency Certificate. An incumbency certificate, in the form provided in the Manual, of the corporate secretary of each Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines certified by an officer of the Seller.

(7) Legal Opinion. If requested by Buyer, Seller shall provide a legal opinion in form and substance acceptable to Buyer.

(8) Fees. Payment of any fees due to Buyer hereunder.

(9) Manual. Seller shall have received, reviewed and agreed to comply with the Manual.

(10) Collection Account. Evidence that the Collection Account has been established by the Seller or the Servicer, and the fully executed Collection Account Control Agreement.

(11) Settlement Account. After the Settlement Account has been established.

(12) Seller’s Clearing Account. Evidence that the Seller’s Clearing Account has been established by the Seller and contains at least the Seller’s Clearing Account Threshold, and the fully executed Seller’s Clearing Account Control Agreement.

(13) Reserve Account. Evidence that the Reserve Account has been established by the Person set forth on the Addendum and contains at least the Reserve Account Threshold, and the fully executed Reserve Account Control Agreement.

b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1) Due Diligence Review. Without limiting the generality of Section 34 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans and each Seller, each Guarantor and the Servicer.

(2) Required Documents.

(a) With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian (i) with respect to any purchase of 25 or fewer Mortgage Loans on a single Purchase Date, on or prior to 10:30 a.m. (New York City time) on the Purchase Date, and (ii) with respect to any purchase of 26 or more Mortgage Loans on a single Purchase Date, at least 24 hours prior to the Purchase Date;

(b) With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Buyer or Custodian, as the case may be, by 2:00 p.m. (New York City time) on the Purchase Date.

(3) Transaction Documents. Buyer or its designee shall have received, within the timeframe specified in the Manual, the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a) A Transaction Request and a Purchase Confirmation.

(b) The related Mortgage Loan Schedule, and the Trust Receipt.

(c) Any other documents required to be delivered by the Manual.

(d) Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(4) No Default. No Default shall have occurred and be continuing;

(5) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into the Transactions contemplated by this Agreement.

(6) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties (including, without limitation, the representations and warranties set forth on Schedule 1-A and Schedule 1-B) made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7) Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(8) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a) Buyer’s corporate bond rating, if applicable, as calculated by S&P, Moody’s or Fitch has been lowered or downgraded to a rating below investment grade by S&P, Moody’s or Fitch; or there shall have occurred a material adverse change in the financial condition of Buyer which causes, or would be likely to cause, a material adverse effect on the ability of the Buyer to fund its obligations under this Agreement.

(b) an event or events shall have occurred in the good faith determination of Buyer resulting in: (i) the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or event; or (ii) the effective absence of a “whole loan market”, “securities market” for securities backed by mortgage loans or an event or events shall have occurred, resulting in Buyer not being able to sell whole loans or securities backed by mortgage loans at prices which would have been reasonable prior to such event or event.

(9) Manual. Seller shall have received, reviewed and agreed to comply with any changes to the Manual since the initial closing hereunder.

(10) Seller’s Clearing Account. Evidence that the Seller’s Clearing Account contains at least the Seller’s Clearing Account Threshold.

(11) Reserve Account. Evidence that the Reserve Account contains at least the Reserve Account Threshold.

10. Program; Costs

a. Seller shall reimburse Buyer for any of Buyer’s reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer. Seller shall pay the fees and expenses of Buyer’s counsel in connection with the Program Agreements. Further, Seller shall pay, or reimburse Custodian for, any shipping costs incurred by Custodian upon delivery of an invoice following the delivery by Custodian of certain Mortgage Files relating to the Purchased Mortgage Loans. Legal fees for any subsequent amendments to this

Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses as set forth on Schedule 1 to the Addendum, and any other ongoing fees and expenses under any other Program Agreements. Seller shall indemnify, hold harmless and defend the Custodian with respect to any damages or costs and expenses incurred by the Custodian. The Custodian shall be considered a third party beneficiary of the rights set forth in the prior sentence.

b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 9(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms of the Purchase Confirmation, request or other communication.

d. Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e. Any payments made by Seller or Guarantor to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if such payer shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then such payer shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed, and otherwise indemnify Buyer for any such taxes imposed.

11. Servicing

a. Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, interim service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder.

b. Seller shall cause the Servicer to hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

c. Seller shall, or shall cause the Servicer to, deposit all Income, excluding any prepayments in full as set forth in Section 7(d), received by Servicer on the Purchased Mortgage Loans in the Collection Account no later than the 5th Business Day following receipt; provided, however, that any amounts required to be remitted to Buyer shall be deposited in the Collection Account on or prior to the day on which such remittance is to occur. Any such amounts deposited in the Collection Account shall then be remitted to the Settlement Account on a bimonthly basis, on the fifth and twentieth calendar day (or next succeeding Business Day in the event that any such calendar day is not a Business Day), and on any other day Buyer directs such a transfer in its sole discretion.

d. Upon Buyer’s request, Seller shall provide promptly to Buyer a servicer notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

e. The Buyer shall have the right to immediately terminate the Servicer’ s right to service the Purchased Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing and all Records of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

f. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer and promptly remedy any non-compliance.

g. The Servicer’s rights and obligations to interim service the Mortgage Loans shall terminate on the 20th day of each calendar month (and if such day is not a Business Day, the next succeeding Business Day), unless otherwise directed in writing by the Buyer prior to such date. Upon termination, the Servicer shall transfer servicing, including, without limitation, delivery of all servicing files to the designee of the Buyer. The Servicer’s delivery of servicing files shall be in accordance with Accepted Servicing Practices. The Seller and Servicer shall have no right to select a subservicer or successor servicer. After the servicing terminates and until the servicing transfer date, the Servicer shall service the Mortgage Loans in accordance with the terms of this Agreement and for the benefit of the Buyer.

12. Representations and Warranties

a. Each Seller represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

(1) Due Organization and Qualification. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. Seller has no trade name unless set forth on the Addendum. Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Agreements except where any failure to obtain such a license, permit, charter, registration or approval would not cause or be likely to cause a Material Adverse Effect or impair the enforceability of any Mortgage Loan.

(2) Power and Authority. Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Agreements, any electronic transmissions contemplated hereunder, and to consummate the Transactions.

(3) Due Authorization. The execution, delivery and performance of the Program Agreements, any electronic transmissions contemplated hereunder, by Seller have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

(4) Non-contravention. None of the execution and delivery of the Program Agreements, any electronic transmissions contemplated hereunder, by Seller or the consummation of the Transactions and transactions thereunder:

        conflicts with, breaches or violates any provision of the organizational documents or material agreements of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller or its properties;

        constitutes a material default by Seller under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which Seller is a party or by which it or any of its properties is or may be bound or affected; or

        results in or requires the creation of any lien upon or in respect of any of the assets of Seller except the lien relating to the Program Agreements.

(5) Legal Proceeding. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Mortgage Loans, Seller or any of its Affiliates, pending or threatened, which, if decided adversely, would have a Material Adverse Effect.

(6) Valid and Binding Obligations. Each of the Program Agreements, any electronic transmissions contemplated hereunder, to which Seller is a party, when executed and delivered by Seller, will constitute the legal, valid and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(7) Financial Statements. The financial statements of Seller, copies of which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no event or circumstance that would be likely to cause a Material Adverse Effect with respect to Seller. Except as disclosed in such financial statements, Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a possibility of causing a Material Adverse Effect with respect to Seller.

(8) Accuracy of Information. Neither this Agreement nor any of the documents or information prepared by or on behalf of Seller and provided by Seller to Buyer contain any statement of a material fact with respect to Seller or the Transactions that was untrue or misleading in any material respect when made. Since Seller’s initial discussions with Buyer regarding the terms of this Agreement and the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to Seller, that would (i) render any of the Agreement, such documents or information untrue or misleading in any material respect or (ii) adversely affect the property, business, operations or conditions (financial or otherwise) of Seller.

(9) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance or consummation by Seller of this Agreement or any other Program Agreements, other than any that have heretofore been obtained, given or made.

(10) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by Seller in the conduct of its business violates any law, regulation, judgment, agreement, regulatory consent, order or decree applicable to it which, if enforced, would be likely to result in a Material Adverse Effect with respect to Seller.

(11) Solvency; Fraudulent Conveyance. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, each Seller will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans. Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(12) Investment Company Act Compliance. Seller is not required to be registered as an “investment company” as defined under the Investment Company Act nor as an entity under the control of an “investment company” as defined under the Investment Company Act.

(13) Taxes. Seller has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by Seller in connection with a Transaction and the execution and delivery of the Program Agreements have been paid.

(14) Additional Representations. With respect to each Mortgage Loan, Seller hereby makes all of the applicable representations and warranties set forth in Schedule 1-A and Schedule 1-B hereto as of the related Purchase Date and continuously while such Mortgage Loan is subject to a Transaction. Further, as of each Purchase Date, Seller shall be deemed to have represented and warranted in like manner that Seller has no knowledge that any such representation or warranty may have ceased to be true in a material respect as of such date, except as otherwise stated in a transaction notice (as referenced in the Manual), any such exception to identify the applicable representation or warranty and specify in reasonable detail the related knowledge of Seller. In addition, the Seller agrees to make the representations and warranties set forth in Schedule 1-A and Schedule 1-B hereto as of the “cut-off date” of the securitization or whole loan sale of the related Mortgage Loans by Seller or Buyer, as applicable; provided, however, that to the extent that the Seller has at the time of such securitization or whole loan sale actual knowledge of any facts or circumstances that would render any of such representations and warranties materially false, the Seller shall have no obligation to make such materially false representation and warranty.

(15) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.

(16) Hedging. Seller has entered into hedge or swap agreements pursuant to its customary hedging procedures.

(17) Purchase Commitments. Seller has entered into the required Purchase Commitment with a Takeout Investor for each Purchased Mortgage Loan. Such Purchase Commitment shall be irrevocable, in full force and effect and fully enforceable against such Takeout Investor.

(18) Regulation U. Seller is not engaged principally, or as one of its major activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Transactions hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(19) ERISA. All plans (“Plans”) of a type described in Section 3(3) of BRISA in respect of which Seller is an “Employer”, as defined in Section 3(8) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and Seller has not incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such plan, and no condition exists which presents a material risk to Seller of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since September 1, 1974.

(20) Other Approvals. Seller is licensed as a mortgage lender in the state in which the related Mortgaged Property is located, with the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans, and no event has occurred, including a change in insurance coverage, which would make Seller unable to comply with applicable Agency and HUD eligibility requirements or relevant state licensing requirements which would require notification to any Agency and HUD or the related state regulatory authority.

(21) Subsidiaries. Seller has no Subsidiaries or Affiliates other than those listed on the Addendum.

(22) Other Credit Facilities and Debts. Seller is not an obligor under any other Indebtedness (including without limitation, other credit facilities) that is not listed on the Addendum. Seller has obtained the approval of its other lenders with respect to this Agreement.

(23) Title to Properties. Seller has good, valid insurable (in the case of real property) and marketable title to all of its properties and assets.

(24) Additional Covenants and Conditions. All of the Additional Covenants and Conditions are true and correct at all times, and continue to be maintained as set forth in the Addendum.

        The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement.

13. Covenants

Each Seller covenants with Buyer that, during the term of this facility:

a. Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the Individual Claim Threshold or in an aggregate amount greater than the Aggregate Claim Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder. Seller will notify Buyer of any repurchase requests or demands from its secondary market investors.

b. Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.

c. Maintenance of Profitability. Seller shall not permit, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

d. Servicer; Asset Tape. Upon the occurrence of any of the following (a) the occurrence and continuation of an Event of Default, (b) upon any Purchased Mortgage Loan exceeding its Maximum Transaction Duration, ( c) the fifth Business Day of each month, or ( d) upon the request of Buyer, Seller shall cause Servicer to provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

e. Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Seller shall continue to maintain, for Seller and its Subsidiaries, with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons (“Seller Employees”) acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans, with respect to any claims made in connection with all or any portion of the Purchased Assets. Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the standard form of mortgage banker’s blanket bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this section requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the Required Insurance Amount. Upon the request of the Buyer, the Seller shall cause to be delivered to the Buyer a certificate of insurance for such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions Insurance Policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Buyer. If requested by Buyer, the Seller shall ensure that Buyer is granted the ability to make direct claims under each of the Fidelity Bond and Errors and Omissions Insurance Policy.

f. No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Buyer in and to all Purchased Mortgage Loans and the related Purchased Assets against all adverse claims and demands.

g. Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.

h. Security Interest. Seller shall do all things necessary to preserve the Purchased Mortgage Loans and the related Purchased Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Mortgage Loans or the related Purchased Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Mortgage Loans or the related Purchased Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Mortgage Loans or the related Purchased Assets and any Program Agreement.

i. Records.

(1) Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian’s possession unless Buyer otherwise approves. Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Mortgage Loans and preserve them against loss.

(2) For so long as Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3) Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

j. Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

k. Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

1. Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof. There shall be no material change in the senior management of Seller.

m. Underwriting Guidelines. Without the prior written consent of Buyer, Seller shall not amend or otherwise modify the Underwriting Guidelines. Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

n. Distributions. If an Event of Default has occurred and is continuing or the payment of a distribution would cause the violation of a financial covenant herein, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller.

o. Applicable Law. Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

p. Existence. Seller shall preserve and maintain its legal existence and all of their material rights, privileges, licenses and franchises.

q. Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to on the Addendum or change its jurisdiction of organization from the jurisdiction referred to in Section 12(a)(l) unless it shall have provided Buyer 30 days’ prior written notice of such change.

r. Taxes. Seller shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

s. Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

t. True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate or any of its officers furnished to Buyer hereunder and during Buyer’s diligence of Seller is and will be true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

u. Agency Approvals; Servicing. Seller shall maintain, if applicable, its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, such Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

v. No Pledge. Seller shall not pledge, transfer or convey any security interest in the Collection Account or the Seller’s Clearing Account to any Person without the express written consent of Buyer.

w. HELOC Provisions. With respect to each HELOC, if a Mortgagor requests an increase in the related Credit Limit, the Seller, shall, in its sole discretion, either accept or reject the Mortgagor’s request in accordance with the Underwriting Guidelines and notify the Buyer in writing of Seller’s decision. If the request for a Credit Limit increase is accepted by the Seller, the increase will be effected by the Seller through modification of the Mortgage Loan with the Mortgagor. Seller shall deliver to the Buyer an updated Mortgage Loan Schedule reflecting the modification to the Mortgage Loan and shall deliver any modified Mortgage Loan Documents to the Custodian. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller.

x. Adjusted Tangible Net Worth. Seller will maintain at all times the Adjusted Tangible Net Worth Threshold.

y. Indebtedness to Adjusted Tangible Net Worth Ratio. Seller will maintain at all times the Indebtedness to Adjusted Tangible Net Worth Ratio.

z. Seller’s Clearing Account and Reserve Account. The Seller’s Clearing Account Threshold and the Reserve Account Threshold shall be maintained at all times.

aa. Financial Statements. The financial statements provided by Seller to Buyer are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.

bb. Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

cc. Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Program Agreements to be observed, performed and satisfied by it.

dd. Regulatory Action. Seller is not currently under investigation and no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business.

ee. No Default. No Default or Event of Default has occurred or is continuing.

ff. Indebtedness. No Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller exists that has not been set forth on Schedule 2 of the most recent Officer’s Compliance Certificate.

gg. Hedging. An accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months shall be provided to Buyer (unless Buyer gives notice to Seller that such summary is not required); and any documentation related to such Interest Rate Protection Agreements as required by the Manual and such other documents requested by Buyer shall be provided to Buyer.

hh. Distributions. Seller has not paid any dividends or make other distribution to any members, owners, shareholders or partners that would cause the Adjusted Tangible Net Worth to fall below the Adjusted Tangible Net Worth Threshold.

ii. Mortgage Loan Schedule. Each Mortgage Loan Schedule is true and correct in all respects; each of Custodian and Buyer must be provided with notice of any changes thereto.

jj. Processing Agent. If so required by Buyer, Seller shall retain and use the services of Persons experienced in the processing of transactions in the secondary mortgage market to facilitate the Transactions contemplated hereunder. Each Processing Agent shall be acceptable to Buyer in its sole discretion.

kk. Interim Funder. Seller shall ensure that Buyer will be named as the “interim funder” with MERS.

11. Additional Covenants and Conditions. Seller shall ensure compliance with the Additional Covenants and Conditions.

14. Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a. Payment Failure. Failure of any Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b. Cross Default. (i) Seller or any of Seller’s Affiliates shall be in default under (A) any Indebtedness of any Seller or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (B) any other contract to which any Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract; provided that it shall not be an Event of Default under this subsection

(B) if such disputed amount or obligation is less than $10,000. (ii) A breach by any Guarantor of the terms of its Guaranty or its related addendum, including but not limited to, a guarantor event of default or term of similar import or a breach of a financial covenant or the failure to timely provide any financial or other reporting.

c. Assignment. Assignment or attempted assignment by any Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by any Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Buyer.

d. Insolvency. An Act of Insolvency shall have occurred with respect to any Seller or any Affiliate.

e. Material Adverse Effect. Any Material Adverse Effect as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer’s sole good faith discretion, constitutes a material impairment of any Seller’s ability to perform its obligations under this Agreement or any other Program Agreement or would be likely to cause a Material Adverse Effect.

f. Breach of Financial Representation, Covenant or Obligation. A breach by any Seller of any of the representations, warranties, covenants or obligations set forth in Sections 12(a)(l), 12(a)(7), 12(a)(8), 12(a)(l 1), 12(a)(13), 12(a)(15), 12(a)(16), 12(a)(l 7), 12(a)(24), 13(b), 13(c), 13(n), 13(r), 13(t), 13(x), 13(y), 13(z), 13(aa), 13(ff), 13(gg), 13(hh) or 13(ll) of this Agreement.

g. Breach of Non-Financial Representation, Covenant or Obligation. A breach by any Seller of any other representation, warranty, covenant or any other obligation set forth in this Agreement (and not otherwise specified in Section 14(f) above) or any other failure to perform under this Agreement, if such breach is not cured within five (5) Business Days (other than the representations and warranties set forth in Schedule 1-A and Schedule 1-B, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin Deficit and the obligation to repurchase such Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h. [reserved]

i. Change of Control. The occurrence of a Change in Control or any individuals determined to be critical executives of any Seller in the sole discretion of the Buyer cease to the employees of the Seller.

j. Failure to Transfer. Any Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

k. Judgment. A final judgment or judgments for the payment of money in excess of the Judgment Threshold shall be rendered against any Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

1. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller, Guarantor or Affiliate thereof, or shall have taken any action to displace the management of any Seller, Guarantor or Affiliate thereof or to curtail its authority in the conduct of the business of any Seller, Guarantor or Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller, Guarantor or Affiliate thereof as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (1) shall not have been discontinued or stayed within 30 days.

m. Inability to Perform. An officer of any Seller or Guarantor shall admit its inability to, or its intention not to, perform any of any Seller’s Obligations or Guarantor’s obligations hereunder or the Guaranty.

n. Security Interest. In the event that this Agreement is recharacterized by a court of competent jurisdiction as a secured loan or similar financing, the Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or other Purchased Assets purported to be covered hereby.

o. Financial Statements. Any Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

p. Violation of Manual. Failure by any Seller to comply with the Manual pursuant to Section 17 after written notice by Buyer.

q. Material Adverse Effect Upon the Servicer. A material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Servicer.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

15. Remedies Upon Default

In the event that an Event of Default shall have occurred:

a. Buyer may, at its option, declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give written notice to each Seller and Guarantor of the exercise of such option as promptly as practicable. (For purposes of this provision, notice provided by electronic mail shall constitute written notice.)

b. If Buyer exercises or is deemed to have exercised the option referred to in paragraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with paragraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer, or, to the extent not yet transferred to the Collection Account, the Seller’s Clearing Account or the Reserve Account, remitted to Buyer, and in any case applied, in Buyer’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by any Seller hereunder, and (iii) Seller shall immediately comply with the further instructions of Buyer with respect to holding or delivering any of the Mortgage Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control. In addition, Buyer shall have the right to satisfy any Obligations with funds remaining in the Seller’s Clearing Account or the Reserve Account.

c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Mortgage Loans, Purchased Assets and all documents relating to the Purchased Mortgage Loans (including, without limitation, any legal, credit or servicing files with respect to the Purchased Mortgage Loans) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

d. Buyer shall have the right to direct all Servicers then servicing any Purchased Mortgage Loans to remit all collections thereon to Buyer to the extent that any such Servicer is not currently remitting to the Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the Servicers then servicing any Purchased Mortgage Loans with or without cause.

e. In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans (including, without limitation, the Servicing Rights) and liquidate all Purchased Assets. Such disposition of Purchased Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall not be required to give any warranties as to the Purchased Mortgage Loans with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Mortgage Loans. The foregoing procedure for disposition of the Purchased Mortgage Loans and liquidation of the Purchased Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Mortgage Loans or the Purchased Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Mortgage Loans or the Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give the Seller credit for such Purchased Mortgage Loans and the Purchased Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

f. Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Mortgage Loans and related Purchased Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion.

g. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal and external counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

h. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller under this paragraph shall be at a rate equal to the Post Default Rate.

i. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law, including, without limitation, any equitable remedies.

j. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in paragraph (a) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

k. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Mortgage Loans and related Purchased Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

16. Reports

a. Notices. Each Seller and Guarantor shall furnish to Buyer (w) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (x) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by any Seller, Servicer or Guarantor of any obligation under any Program Agreement or any material contract or agreement of any Seller, Servicer or Guarantor or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default, (y) immediately, notice of a Takeout Investor’s cancellation of a Purchase Commitment and (z) the following:

(1) as soon as available and in any event within thirty-five (35) calendar days after the end of each calendar month, the unaudited balance sheets of Seller and Guarantor (if elected in the Guaranty Addendum with respect to the Guarantor) as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and Guarantor, if applicable, for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller and Guarantor, if applicable, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of Seller and Guarantor, if applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2) as soon as available and in any event within 120 days after the end of the calendar year, the balance sheets and the related statements of income for the Seller and Guarantor (if elected in the Guaranty Addendum with respect to the Guarantor) as at the end of such fiscal year, with such balance sheets and statements of income being audited if required by Buyer but in any event prepared by a certified public accountant in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said financial statements fairly present the financial condition and results of operations of Seller and Guarantor, if applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(3) as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(4) from time to time such other information regarding the financial condition, operations, or business of the Seller or the Guarantor as Buyer may reasonably request;

(5) as soon as reasonably possible, notice of any of the following events:

(a) change in the insurance coverage required of Seller, Servicer or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(b) any material claim, dispute, litigation, investigation, proceeding or suspension between Seller, Guarantor or Servicer, on the one hand, and any Governmental Authority, Takeout Investor, third party loan purchaser or any other Person;

(c) any material change in accounting policies or financial reporting practices of Seller, Guarantor or Servicer;

(d) with respect to any Purchased Mortgage Loan, immediately upon receipt of notice or knowledge thereof, that the value of the underlying Mortgaged Property or such Mortgage Loan has been adversely affected for any reason, including without limitation damage by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

(e) any material issues raised upon examination of Seller, Guarantor or Seller’s facilities by any Governmental Authority;

(f) any material change in the Indebtedness of the Seller or Guarantor, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g) any breach of a representation or warranty set forth m Schedule 1-A and Schedule 1-B hereto;

(h) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer, including without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, notices or claims by third party purchasers that would likely or actually require the Seller to repurchase mortgage loans or pay any amounts to such third party purchaser with respect to any sold mortgage loan.

b. Officer’s Certificates. Seller will furnish to Buyer, at the time the Seller furnishes each set of financial statements pursuant to Section 16(a)(l) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit A hereto. If elected in the Guaranty Addendum with respect to the Guarantor, Guarantor will furnish to Buyer, at the time the Guarantor furnishes each set of financial statements pursuant to Section 16(a)(l) or (2) above, a certificate of a Responsible Officer of Guarantor in the form attached to the Guaranty.

c. Mortgage Loan Reports. Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports (i.e., delinquency, foreclosure and net charge-off reports).

d. Asset Tape. Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date.

e. Other. Sellers and Guarantor shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

17. Buyer’s Policies and Procedures Manual

Seller shall comply with Buyer’s manual of procedures and policies (the “Manual”), as such Manual may be updated from time to time by Buyer in its sole discretion.

18. Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of Buyer’s choice. Upon receipt of the Repurchase Price and all fees and expenses related to any Mortgage Loan, Buyer is obliged to transfer Purchased Mortgage Loans to Seller pursuant to Section 4 hereof and credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof; provided that in each instance an Event of Default shall not have occurred. In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Mortgage Loans that are subject to such repurchase transaction.

19. Custodial Responsibilities

a. On the Purchase Date, or Delivery Date if different from the Purchase Date, the Seller shall deliver to the Custodian the Mortgage File, together with a Transmittal Letter upon which the Custodian shall be entitled to rely conclusively until expressly notified to the contrary in writing by the Buyer. The Mortgage Loan Schedule, relating to all of the Mortgage Loans delivered to the Custodian on the related Purchase Date (or the related Delivery Date), shall be delivered electronically to the Custodian by Seller on such Closing Date or Delivery Date, as applicable, in accordance with the terms of the Manual.

b. From time to time Seller may request Shipment Orders from the Buyer. Once Buyer has indicated that the Custodian has received all the Mortgage Loan Documents from the Seller, Buyer shall electronically transmit any Shipment Orders to the Custodian and the Custodian shall deliver the specified Collateral Documents or reports in its possession, minus any Assignment of Mortgage, if applicable, to the Takeout Investor (or its custodian) in the manner directed in the Custodial Agreement and such Shipment Order. The Seller is responsible for determining whether all documents listed on the Shipment Order are on the current forms required by the Takeout Investor, in compliance with any related Purchase Commitment, or otherwise sufficient for the Takeout Investor. Neither the Buyer nor the Custodian shall have any obligation to prepare, assemble, correct or sign any documents included in the Shipment Order (except that the Custodian shall, upon request, sign any Collateral Documents or reports which call for its signature as custodian for the Takeout Investor, if the Custodian is serving in that capacity and if such Collateral Documents are in form and content acceptable to it).

c. In the event that the Custodian delivers any Collateral Documents to the Seller upon the written authorization of the Buyer and pursuant to the Seller’s delivery to the Custodian of an executed request for the release of such Collateral Documents pursuant to the terms of the Custodial Agreement, the Seller shall be solely responsible for the safe, prompt return of such Collateral Documents in the timeframe required upon making any correction deemed necessary by Buyer or the Seller.

d. In the event that the Custodian pays for the shipment of the package of Collateral Documents, Seller will reimburse Custodian for all actual shipment costs related to such Seller upon receipt of an invoice; provided, that in any event Buyer shall not be held responsible or liable for recovery of shipment costs incurred pursuant to this Section.

20. Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set-off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other

Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

21. Notices and Other Communications

Any and all notices (with the exception of Transaction Requests or Purchase Confirmations, which shall be delivered in the manner set forth in the Manual), statements, demands or other communications hereunder may be given by a party to the other by electronic mail, facsimile, messenger or otherwise to the Seller’s address specified on the Addendum and to the Buyer at Wells Fargo Bank, N.A., c/o Wells Fargo Securities Mo1igage Banker Finance Group, 11625 Rainwater Drive, Bldg. 500, Suite 650, Alpharetta, Georgia 30009, Attention: Ken Logan, with a copy to Buyer’s internal counsel at Wells Fargo Bank, N.A., 375 Park Avenue, New York, New York 10152, Attention: Mary H. Curtis, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. Notice provided by electronic mail or facsimile shall be deemed to be given upon transmission provided that an electronic notice of non-transmission is not received. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

22. Entire Agreement; Severability

This Agreement shall supersede any ex1stmg agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

23. Non assignability

The Program Agreements are not assignable by any Seller or Guarantor, as applicable. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall be released from its obligations hereunder and under the Program Agreements to the extent of the percentage or portion set forth in the Assignment and Acceptance. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

24. Set-off

In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller or Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Seller or Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer, Buyer’s Affiliates (including, without limitation Wells Fargo & Company and its Affiliates) or any branch or agency thereof to or for the credit or the account of Seller or Guarantor under any other agreement. Buyer agrees promptly to notify each Seller and Guarantor after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application. For avoidance of doubt and not as a limitation, Buyer may set-off any amounts in the Seller’s Clearing Account and the Reserve Account.

25. Binding Effect; Governing Law; Jurisdiction

a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

b. EACH SELLER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY. SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH SELLER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HA VE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

26. No Waivers, Etc.

No express or implied waiver of any Event of Default by any party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), Section 15(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

27. Intent

a. The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

b. It is understood that any party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

28. Power of Attorney

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Mortgage Loans and the related Purchased Assets without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Mortgage Loans and the related Purchased Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, providing “good-bye” letters to the Mortgagor in the form set forth in the Manual, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent, and the Seller shall at Buyer’s request immediately execute all powers of attorney in favor of Buyer in the form attached hereto as Exhibit C. In addition, the Seller shall direct by board resolution attached as part of Exhibit B hereto that, pursuant to its execution and delivery of such a power of attorney, certain personnel of Buyer may take certain actions on behalf of Seller, with such resolution to survive until all obligations of Seller hereunder are satisfied. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

29. Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.

30. Indemnification; Obligations

a. Each Seller agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this

Agreement, any Transaction Request, Purchase Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Purchase Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s agreements in this Section shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Each Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE INDEMNITY IN THE IMMEDIATELY PRECEEDING SENTENCE EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b. Without limiting the provisions of paragraph (a) of this Section hereof, if any Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion. Seller shall reimburse Buyer for any such costs, including without limitation, per diem interest at the Post Default Rate.

31. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Each counterpart delivered by email or facsimile transmission shall be effective as an original.

32. Confidentiality

This Agreement and its terms, prov1s10ns, supplements and amendments, and notices hereunder, are proprietary to Buyer and its Affiliates and shall be held by each Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Buyer except for (i) disclosure to Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body or (iii) disclosure to any potential Takeout Investor but only with respect to the following: (1) the current Repurchase Price, (2) whether or not there are any defaults or terminations of the facility known to Seller, or (3) the Repurchase Date. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or an Affiliate or any pricing terms (including, without limitation, the Pricing Rate, and Purchase Price) or other nonpublic business or financial information (including any sub limits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Buyer.

33. Recording of Communications

Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34. Periodic Due Diligence Review

Each Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Seller and the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than three (3) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering Broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan, which such information may be used by Buyer to calculate Market Value. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section (“Due Diligence Costs”).

35. Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 hereto are authorized, acting singly, to act for Guarantor, Seller or Buyer, as the case may be, under this Agreement.

36. Documents Mutually Drafted

The Seller and the Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

37. Joint and Several

If there are multiple Guarantors or Sellers, such Guarantors, such Sellers and Buyer hereby acknowledge and agree that Sellers and Guarantors, as applicable, are each jointly and severally liable to Buyer for all of their respective obligations hereunder.

38. Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed loans, Seller hereby pledges to Buyer as security for performance by Seller of its obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Assets. Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer’s security interest created hereby. Furthermore, the Seller hereby authorizes the Buyer to file financing statements relating to the Purchased Assets, as the Buyer may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section.

[Signature page to follow]

IN WITNESS WHEREOF, the Seller, the Buyer and the Guarantor (as applicable) have caused their names to be signed hereto by their respective officers, general partners, or similar persons (as applicable) thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, N.A., as Buyer

/s/ Kenneth D. Logan
Name: Kenneth D. Logan Title: Managing Director Date: September 15, 2011

LOANDEPOT.COM, LLC, as Seller

/s/ Anthony L. Hsieh
Name: Anthony L. Hsieh Title: Chief Executive Officer Date: September 15, 2011

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED

MORTGAGE LOANS (RESIDENTIAL)

(a) Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within 30 days thereof, all in accordance with the terms of the related Mortgage Note.

(b) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The related Mortgage and Mortgage Note contain the entire agreement of the parties and all of the obligations of the Seller under the Purchased Mortgage Loan.

(d) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

Schedule 1-1

(e) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan and, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the prior mortgage loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.

Schedule 1-2

(g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion, that a de minimus percentage of the Mortgage Loans may be Cooperative Loans and that no residence or dwelling is a (i) a mobile home or manufactured housing unit (other than a Manufactured Horne) not secured by real property, (ii) a log home, (iii) an earthen home, (iv) an underground home, (v) any dwelling situated on more than ten acres of property and (vi) any dwelling situated on a leasehold estate. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion With respect to each Loan that is a Manufactured Horne, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of 400 square feet of living space, a minimum width of 102 inches and is of a kind customarily used at a fixed location. The fair market value of the Manufactured Horne securing each contract was at least equal to 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC Provisions) or (ii) the time the contract is transferred to the purchaser.

(i) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing and with respect to Cooperative Loans, including the Proprietary Lease and the Cooperative Shares. The lien of the Mortgage is subject only to:

a. the lien of current real property taxes and assessments not yet due and payable;

Schedule 1-3

b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

d. with respect to each Mortgage Loan which is a Second Lien Mortgage Loan, a first lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (a) with respect to each first lien mortgage loan, a valid, subsisting and enforceable first lien and first p1iority security interest or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.

(k) Full Disbursement of Proceeds. Except with respect to HELOCs, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

Schedule 1-4

(1) Ownership. Seller has full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(m) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n) Title Insurance. Other than HELOCs where the Underwriting Guidelines provide for origination without title insurance, the Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan other than a HELOC, or the original Credit Limit, with respect to a HELOC, subject only to the exceptions contained in clauses (a), (b) and (c) and, with respect to Second Lien Mortgage Loans, clause (d) of paragraph (i) of this Schedule 1-A, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

Schedule 1-5

(o) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(p) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(q) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(r) Payment Terms. Other than respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Other than with respect to a HELOC, or the Credit Limit, with respect to a HELOC, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Loans), which installments of interest (a) with respect to adjustable rate Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first ten years following the date of origination. Each HELOC will amortize within 30 years from the date of origination. The Mortgage Note does not permit Negative Amortization.

(s) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.

Schedule 1-6

(t) Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.

(u) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(v) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w) Transfer of Mortgage Loans. Except with respect to Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. With respect to each MOM Mortgage Loan, the related Assignment of Mortgage to MERS has been duly and properly recorded, or has been delivered for recording to the applicable recording office.

(x) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

Schedule 1-7

(z) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or, in the case of Second Lien Mortgage Loans, a second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(aa) Mortgaged Property Undamaged. The related Mortgaged Property is free of damage and waste; and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.

(bb) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, (other than with respect to each Second Lien Mortgage Loan and for which the mortgagee under the first lien is collecting Escrow Payments) all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(cc) Conversion to Fixed Interest Rate. Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Buyer, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(dd) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

Schedule 1-8

(ee) Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(ff) Appraisal. The Mortgage File with respect to such Mortgage Loan contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the application for such Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of Fannie Mae or Freddie Mac and the requirements of the Seller’s appraisal policy and (b) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal and procedures. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such Mortgage Loan. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, Seller shall have received and included in the servicing file a recertification of the appraisal.

(gg) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

(hh) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ii) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(jj) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property.

Schedule 1-9

The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Mortgage Loan.

(mm) Origination Date. The origination date of a Mortgage Loan is no earlier than thirty (30) days prior to the related Purchase Date.

(nn) No Exception. The Custodian has not noted any material exceptions on a Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(oo) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(pp) Documents Genuine. Such Purchased Mortgage Loan and all accompanying Collateral Documents are complete and authentic and all signatures thereon are genuine.

(qq) Bona Fide Loan. Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

(rr) Other Encumbrances. Any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

(ss) Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and Buyer.

(tt) Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(uu) Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Buyer.

(vv) Primary Mortgage Guaranty Insurance. After the funding of the Purchased Mortgage Loan and payment of any premium thereafter, each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount

Schedule 1-10

required where applicable, and by an insurer approved, by the applicable Takeout Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(ww) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(xx) Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to (a) hold the related Mortgage Loan Documents as agent and bailee for Buyer and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter and (b) return Buyer’s payment in the event that the Mortgage Loan does not close within twenty-four (24) hours of receipt of Buyer’s funds.

(yy) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is in full force and effect or all required documentation has been successfully submitted to the appropriate insuring agency within fifteen (15) calendar days of the date of a Transaction. There has been no notice, indication of ineligibility or rejection of the loan and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein or all required documentation has been successfully submitted to the appropriate agency within fifteen (15) calendar days of the date of a Transaction. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Loan was originated in accordance with the criteria of an acceptable Takeout Investor approved by Buyer.

(zz) Revolving Period. Each HELOC provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of 120

Schedule 1-11

months. As of the Purchase Date no HELOC was in its Repayment Period. The Mortgage Interest Rate on each Mortgage Loan adjusts periodically in accordance with the Credit Line Agreement to equal the sum of the Index and the related Gross Margin. On each Adjustment Date the Seller has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage and Mortgage Note and applicable law.

(aaa) Cooperative Loans. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the recognition agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.

(bbb) Cooperative Filings. With respect to each Cooperative Loan, each 01iginal UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Seller or its designee establishes in Seller a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Seller has full right to sell and assign the same.

(ccc) Cooperative Assignment. With respect to each Cooperative Loan, each acceptance of assignment and assumption of lease agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The acceptance of assignment and assumption of lease agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

(ddd) LTV; CLTV. The LTV and CLTV, as applicable, of any Purchased Mortgage Loan at origination was not more than 100%.

(eee) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan, the related first lien does not provide for Negative Amortization. Notwithstanding the foregoing, with respect to any Second Lien Mortgage Loan, the CLTV of such first lien and Second Lien Mortgage Loan does not exceed 100%.

(fff) No Adverse Selection. Such Mortgage Loan was not intentionally selected by the Seller in a manner intended to adversely affect the interest of the Buyer. The Seller used no selection procedures that identified such Mortgage Loan as being less desirable or valuable than other comparable Mortgage Loans originated by the Seller. Such Mortgage Loans, collectively with the other Mortgage Loans included on such Mortgage Loan Schedule, is representative of the Seller’s portfolio of Mortgage Loans.

Schedule 1-12

(ggg) Single Original Mortgage Note. There is only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

(hhh) Acceptable Investment. The Mortgagor is not in bankruptcy or insolvent and Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become a Sub-Performing Mortgage Loan, or adversely affect the value or marketability of the Mortgage Loan.

(iii) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation existing as a prerequisite to use and enjoyment of said property.

(jjj) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

(kkk) Insurance. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

(lll) Simple Interest Mortgage Loans. None of the Mortgage Loans are simple interest Mortgage Loans.

(mmm) Prepayment Fee. With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and was originated in compliance with all applicable federal, state and local laws and will be enforced by Seller for the benefit of Buyer, and is only payable during the first 3 years of the term of the Mortgage Loan. The Mortgagor received a benefit in exchange for accepting such prepayment fee.

(nnn) Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to Buyer.

(ooo) Endorsements. Each Mortgage Note has been endorsed by a duly authorized officer of Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

(ppp) Accuracy of Information. All information provided to Buyer by Seller with respect to the Mortgage Loans is accurate in all material respects.

Schedule 1-13

(qqq) Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Mortgage Loan.

(rrr) MIP Insurance. With respect to each Mortgage Loan to be insured by HUD or the VA, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, all insurance premiums (“MIP”) payable to HUD or the VA, as applicable, in connection with such Mortgage Loan were paid within the timeframe required by such agency to avoid the imposition of any late fees or penalty fees.

(sss) MIP Insurance Certificate. With respect to each Mortgage Loan to be insured by HUD or the VA, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, Seller has received the related insurance certificate from the applicable agency evidencing such insurance within sixty (60) days of the origination date of such Mortgage Loan.

(ttt) MIP Documents. With respect to each Mortgage Loan to be insured by HUD or the VA, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, Seller has submitted all documents required by the applicable agency to insure such Mortgage Loan (regardless of whether such documents are required to be contained in the related servicing file) within thirty (30) days of the origination date of such Mortgage Loan.

(uuu) MIP Access. With respect to each Mortgage Loan to be insured by HUD or the VA, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, Seller has provided access to Buyer to the lender number, password or any other information that may be required by the applicable agency or otherwise for Buyer to verify that the related MIP payments have been made.

(vvv) USA Patriot Act of 2001. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OF AC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OF AC Regulations nor listed as a “blocked person” for purposes of the OF AC Regulations.

(www) MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loans, a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Mortgage Loan Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

Schedule 1-14

(xxx) MOM Mortgage Loans. With respect to each MOM Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(yyy) Fully Funded. Except with respect to HELOCs, such Purchased Mortgage Loan is a “closed” loan. Each Purchased Mortgage Loan is fully funded.

(zzz) Closing Agent. Any related closing agent has fully disbursed all proceeds received from the Buyer in accordance with the related HUD-1 form.

Schedule 1-15

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED

MORTGAGE LOANS (COMMERCIAL)

[To be provided, if applicable.]

Schedule 1-1

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name: loanDepot.com, LLC	26642 Towne Centre Drive
Foothill Ranch, CA 92610
Telephone: (888)377-6888	Attention: Anthony L. Hsieh
Facsimile: (949)470-6214

Schedule 2-1

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Seller under this Agreement:

By:	/s/ Anthony L. Hsieh

Name:	Anthony L. Hsieh

Title:	Chief Executive Officer

Schedule 2-2

BUYER NOTICES

Name: WELLS FARGO BANK, N.A.	c/o Wells Fargo Securities
Mortgage Banker Finance Group
Telephone: (678) 867-1080	2500 Northwinds Parkway
Facsimile: (704) 715-0344	Suite 200
Alpharetta, Georgia 30009
Attention: Kenneth D. Logan
And:

Name: WELLS FARGO BANK, N.A.	375 Park Avenue
New York, New York 10152
Telephone: (212) 214-6064	Attention: Mary H. Curtis
Facsimile: (212) 214-5951

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Buyer under this Agreement:

By:	/s/ Kenneth D. Logan
Name:	Kenneth D. Logan
Title:	Managing Director

Schedule 2-3

OFFICER’S COMPLIANCE CERTIFICATE

I,             , do hereby certify that I am the duly elected              of loanDepot.com, LLC (“Seller”). This Certificate is delivered to you in connection with Section 16(b) of the Master Repurchase Agreement and Addendum, dated as of September 15, 2011, each such document being among Seller and Wells Fargo Bank, N.A. (“Buyer”) (together, as amended from time to time, the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

Litigation. Seller has promptly, and in any event within ten (10) days after service of process on any of the following, given to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than the Individual Claim Threshold or in an aggregate amount greater than the Aggregate Claim Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller has promptly provided notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Adjusted Tangible Net Worth. Seller has maintained the Adjusted Tangible Net Worth Threshold at all times. A detailed summary of the calculation of Seller’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Indebtedness to Adjusted Tangible Net Worth Ratio. Seller has maintained the Indebtedness to Adjusted Tangible Net Worth Ratio at all times. A calculation of Seller’s actual Indebtedness to Adjusted Tangible Net Worth is provided in Schedule 1 hereto.

Maintenance of Profitability. Seller has not permitted, for any Test Period, Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

Insurance. Seller or its Affiliates has maintained, for Seller and its Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in at least the aggregate and actual amounts set forth on the Addendum.

Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.

Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.

Regulatory Action. Seller is not currently under investigation and, to best of Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.

No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

Hedging. An accurate and true summary of all Interest Rate Protection Agreements entered into or maintained by Seller during the most recent calendar month end and all preceding months has been provided to Buyer (unless Buyer gives notice to Seller that such summary is not required); and any documentation related to such Interest Rate Protection Agreements as required by the Manual and such other documents requested by Buyer has been provided to Buyer

Distributions. Seller has not paid any dividends greater than Net Income during the calendar year ending on                     .

Other Notices. Seller has notified Buyer of any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer, including without limitation, any claims of predatory lending or any early payment default, buy-back, repurchase or similar requests, notices or claims by third party purchasers that would likely or actually require the Seller to repurchase mortgage loans or pay any amounts to such third party purchaser with respect to any sold mortgage loan.

IN WITNESS WHEREOF, I have set my hand this          day of             , 20    .

By:
Name:
Title:

EXHIBIT B

CERTIFICATE OF AN OFFICER OF LOANDEPOT.COM, LLC

The undersigned, Secretary of loanDepot.com, LLC, a Delaware limited liability company (the “Seller”), hereby certifies as follows:

1. Attached here as Exhibit A is a copy of the Certificate of Formation of the Seller, as certified by the Secretary of State of the State of Delaware.

2. Neither any amendment to the Certificate of Formation of the Seller nor any other charter document with respect to the Seller has been filed, recorded or executed since December 4, 2009, and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.

3. Attached hereto as Exhibit B is a true, correct and complete copy of the Amended and Restated Limited Liability Company Agreement of the Seller as in effect as of the date hereof and at all times since December 30, 2009.

4. Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of the Seller by unanimous written consent on September 15, 2011 (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of the Seller relating to the execution and delivery of, and performance of the transactions contemplated by the Master Repurchase Agreement and Addendum (the “Repurchase Agreement”), each dated as of September 15, 2011 and between the Seller and Wells Fargo Bank, N.A. (the “Buyer”).

5. The Repurchase Agreement is substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.

6. The undersigned, as officers of the Seller or as attorney-in-fact, are authorized to and have signed manually the Repurchase Agreement or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the Seller and the signature of each such person appearing on any such documents is the genuine signature of each such person.

Name	Title	Signature
Anthony L. Hsieh	Chief Executive Officer	/s/ Anthony L. Hsieh

John H. Lee	Chief Financial Officer	/s/ John H. Lee

B-1

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the 15th day of September, 2011.

LOANDEPOT.COM, LLC, as Seller

By: /s/ Peter Macdonald
Name: Peter Macdonald
Title: Secretary

B-2